EXHIBIT 4.7
                                                                     -----------

                      EMPLOYEE STOCK OPTION GRANT AGREEMENT

                                    UNDER THE

                     CDKNET.COM, INC. 2004 STOCK OPTION PLAN

     This Grant Agreement (the "Agreement") is entered into by and between CDKnet.com, Inc., a Delaware corporation (the "Company"), and the individual (the "Optionee") specified on the Notice of Grant of Stock Options attached hereto and incorporated by reference herein (the "Notice of Grant of Stock Options"), effective as of May 24, 2004 (the "Grant Date").

     1. Grant of Option. The Company hereby grants to the Optionee, pursuant to the CDKnet.com, Inc. 2004 Stock Option and Restricted Stock Plan (the "Plan"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant attached hereto as Exhibit 1, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan (Effect of Amendment or Termination), in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

          (a) This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code and shall be treated as a Nonqualified Stock Option ("NQO"). The Notice of Grant of Stock Options sets forth the following terms of the Option: (i) the Optionee, (ii) the number of shares of Stock subject to the Option, (iii) the Strike Price per share, and
(iv) the date as of which the Option shall expire (the "Expiration Date"), at 5:00 p.m. Eastern Time, unless fully exercised or earlier terminated. The information provided on the Notice of Grant of Stock Options is in all respects subject to the terms of this Agreement.

     2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan. Except where the context otherwise requires, the term "Company" shall mean CDKnet.com, Inc., a Delaware corporation.

     3.   Exercise of Option.

          (a) Right to Exercise. Except as otherwise provided in this Agreement, this Option may be exercised as to its vested portion at any time and from time to time, in whole or in part, on or before the Expiration Date or earlier termination of the Option by executing the exercise notice in the form of
Exhibit 2. To the extent not exercised, vested shares shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Option. In the event of the Optionee's death, disability, or other termination of employment, the exercisability is governed by Section 4 below.

          (b) Vesting. Unless the Option has earlier terminated, Optionee shall vest in accordance with the vesting schedule set forth in the Notice of Grant.

          (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, including without limitation the execution of a Stock Restriction Agreement as required by Section 3(e) hereof, this Option shall be exercised by delivery of written notice of exercise on any business day to the Corporate Secretary of the Company in such form as the Administrator may require from time to time. Such notice shall specify the number of shares in respect of
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which the Option is being exercised and shall be accompanied by full payment of the Strike Price for such shares in accordance with Section 3(d) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Company of such written notice accompanied by the required payment. The Option may be exercised only in multiples of whole vested shares and may not be exercised at any one time as to fewer than one hundred (100) shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

          (d) Method of Payment. Payment of the Strike Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

              i. By delivery of cash, certified or cashier's check, or money order;

              ii. By any other method approved by the Administrator.

     Subject to such limitations as the Administrator may determine, at any time during which the Stock is publicly traded on a national securities exchange or NASDAQ, the Strike Price shall be deemed to be paid, in whole or in part, if the Optionee delivers a properly executed exercise notice, together with irrevocable instructions: (A) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Strike Price and any withholding tax obligations that may arise in connection with the exercise, and (B) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

          (e) Issuance of Shares upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Company shall issue to the Optionee, or such other person exercising the Option, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable stock and shall deliver certificates therefor as soon as practicable thereafter. The stock certificates for any shares of Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares, and if such shares are subject to a Stock Restriction Agreement pursuant to Section 3(e) hereof, shall bear a legend referencing the Stock Restriction Agreement.

     4.   Termination of Employment.

          (a) Exercise Period Following Termination of Employment. Unless the Option has earlier terminated, if the Optionee's employment with the Company is terminated, other than as a result of the causes set forth in clauses (b), (c) or (d) below: (i) this Option shall terminate immediately upon such termination of employment to the extent of any unvested shares, and all unvested shares shall be forfeited, and (ii) this Option shall be exercisable during the 30-day period following such termination of employment with respect to any vested shares, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of the applicable exercise period noted above in this Section 4(a).

          (b) Permanent Disability of Optionee. Notwithstanding the provisions of Section 4(a) above, if the Optionee's employment with the Company terminates as a result of his Permanent Disability (as defined herein), (i) this Option shall terminate immediately upon such termination of employment to the extent of any unvested shares, and all unvested shares shall be forfeited,

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and (ii) this Option shall be exercisable during the six-month period following such termination of employment with respect to any vested shares, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such six-month period. "Permanent Disability" shall have the meaning set forth in Optionee's existing Employment Agreement with the Company. If no such Employment Agreement is in effect, then such term shall have the same meaning as set forth in the last existing employment agreement between Optionee and the Company or otherwise in accordance with the definition set forth in the Plan.

          (c) Death of Optionee. If the Optionee dies before the Expiration Date or other termination of the Option, (i) this Option shall terminate immediately upon the Optionee's death to the extent of any unvested shares, and all unvested shares shall be forfeited, and (ii) this Option shall be exercisable during the six-month period following the date of death of the Optionee with respect to any vested shares, but in no event after the Expiration Date, by the Optionee's executor, personal representative, or the person(s) to whom this Option is transferred by will or the laws of descent and distribution. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such six-month period.

          (d) Discharge for Cause. Notwithstanding anything to the contrary herein, this Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, immediately upon the Optionee's discharge of employment for Cause. For purposes of this Section, the term "Cause" shall have the meaning set forth in existing Employment Agreement with the Company. If no such Employment Agreement is in effect, then such term shall have the same meaning as set forth in the last existing employment agreement between Optionee and the Company or as set forth in the Plan.

     5.   Adjustments and Business Combinations.

          (a) Adjustments for Events Affecting Stock. In the event of changes in the Stock of the Company by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the number, kind, and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Stock or other securities of the Company or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

          (b) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender, or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

          (c) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting

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the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.

          (d) Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding, and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

     6. Confidential Information. In consideration of the Option granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee's employment by the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company, or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee's employment. The provisions of this Section 6 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.

     7. Non-Guarantee of Employment. Nothing in the Plan or this Agreement shall alter the at-will or other employment, consultant, or director status of the Optionee, nor be construed as a contract of employment between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, the Company, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice.

     8. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is before the date such certificate or certificates are issued.

     9. Nonstatutory Nature of the Option. The Optionee acknowledges that, upon exercise of this Option, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the shares over the Strike Price and must comply with the provisions of Section 10 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

     10. Withholding of Taxes. At the time the NSO Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state, and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Optionee does not make such payment when requested, the Company may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made. The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the shares to be issued upon

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exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

     11. The Company's Rights. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred, or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     12. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person.

     13. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Option may be exercised only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee's guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process.

     14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

     15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the stock option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made before the execution of this Agreement with respect to the stock option granted hereunder shall be void and ineffective for all purposes.

     16. Amendment. This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

     17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

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     18.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, other than the conflict of laws principles thereof. All actions to enforce or interpret this Agreement shall be brought in an exclusive forum in New Jersey determined by the Administrator.

     19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                                            CDKNET.COM, INC.


                                            By: _______________________
                                                Steven A. Horowitz, CEO


The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

                                            OPTIONEE:


                                            _______________________________



                                            Date: As of ____________, 200__














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                                    EXHIBIT 1
                                    ---------
                        NOTICE OF GRANT OF STOCK OPTIONS
                        --------------------------------




OPTIONEE:                                __________________

GRANT DATE:                              MAY 24, 2004

NUMBER OF SHARES SUBJECT
TO THE OPTION:                           _____________ (NSOS)

STRIKE PRICE PER SHARE:                  $.01

VESTING:                                 50% ON NOVEMBER 24, 2004
                                         BALANCE ON MAY 24, 2005

EXPIRATION DATE:                         MAY 23, 2008
















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                                    EXHIBIT 2
                                    ---------
                           FORM OF NOTICE OF EXERCISE
                           --------------------------

Administrator of 2004 Stock Option and Restricted Stock Plan
c/o Office of the Corporate Secretary
CDKnet.com, Inc.
948 US Highway 22
North Plainfield, NJ  07060

Gentlemen:

     I hereby exercise the Stock Option granted to me on May 24, 2004, by CDKnet.com, Inc. (the "Company"), subject to all the terms and provisions thereof and of the CDKnet.com, Inc. 2004 Stock Option and Restricted Stock Plan (the "Plan"), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $___________ per share pursuant to the exercise of said Option. This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the "Shares"), unless such exercise occurs after a registration statement is filed and effective, as follows:

          (a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

          (b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.

          (c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:

              "The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

              "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the Company and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the Company upon appropriate request and without charge."

Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.

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          (d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the shares, I understand that the issuer will require an opinion of counsel satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.

          (e) The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A or Regulation D under the Act for my benefit.

          I am a party to a Stock Restriction Agreement with the Issuer, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.



Total Amount Enclosed: $__________



Date:________________________               ____________________________________
                                            (Optionee)


                                            CDKnet.com, Inc.


                                            By: ________________________________
                                                Steven A. Horowitz, CEO








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